Exhibit 99.1 234 Kingsley Park Drive Fort Mill, South Carolina 29715 News Release

TICKER SYMBOL	Investor RELATIONS	MEDIA RELATIONS
(NYSE: UFS) (TSX: UFS)	Nicholas Estrela Director Investor Relations Tel.: 514-848-5555 x 85979	David Struhs Vice-President Corporate Services and Sustainability Tel.: 803-802-8031

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2015 FINANCIAL RESULTS

Strong shipments and a solid operational performance drive fourth quarter earnings improvement

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted).

•	Fourth quarter 2015 net earnings of $0.91 per share; earnings before items[1] of $1.11 per share
•	Paper shipments increased 2.3% when compared to the third quarter 2015
•	Personal Care EBITDA[1] 23% higher when compared to the fourth quarter 2014

Fort Mill, SC, February 5, 2016 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $57 million ($0.91 per share) for the fourth quarter of 2015 compared to net earnings of $11 million ($0.17 per share) for the third quarter of 2015 and net earnings of $71 million ($1.10 per share) for the fourth quarter of 2014. Sales for the fourth quarter of 2015 were $1.3 billion.

Excluding items listed below, the Company had earnings before items1 of $70 million ($1.11 per share) for the fourth quarter of 2015 compared to earnings before items1 of $54 million ($0.86 per share) for the third quarter of 2015 and earnings before items1 of $91 million ($1.41 per share) for the fourth quarter of 2014.

Fourth quarter 2015 items:

➢	Closure and restructuring costs of $1 million ($1 million after tax); and
➢	Impairment of property, plant & equipment of $20 million ($12 million after tax).

Third quarter 2015 items:

➢	Closure and restructuring costs of $1 million ($1 million after tax);
➢	Impairment of property, plant & equipment of $20 million ($12 million after tax); and
➢	Debt refinancing costs of $42 million ($30 million after tax).

Fourth quarter 2014 items:

➢	Closure and restructuring costs of $25 million ($18 million after tax); and
➢	Impairment of property, plant & equipment of $4 million ($2 million after tax).

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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FISCAL YEAR 2015 HIGHLIGHTS

For fiscal year 2015, net earnings amounted to $142 million ($2.24 per share) compared to net earnings of $431 million ($6.64 per share) for fiscal year 2014. The Company had earnings before items1 of $211 million ($3.33 per share) for fiscal 2015 compared to earnings before items1 of $234 million ($3.61 per share) for fiscal 2014. Sales amounted to $5.3 billion for fiscal year 2015.

Commenting on the full-year results, John D. Williams, President and Chief Executive Officer, said, “I am pleased with our full-year performance. Our businesses generated strong free cash flow, and we further advanced on our Personal Care growth plan with a number of important customer wins. Our solid performance enabled us to return cash to shareholders, manage our balance sheet to preserve financial flexibility and better position Domtar for sustainable, long-term growth.  Our business transformation is still underway, but our financial results are starting to show the benefits of investments we are making in our facilities, in our people, and in our future.”

QUARTERLY REVIEW

“We had our best EBITDA performance of 2015 despite the impact of lower prices. Our pulp and paper shipments were strong, and our operations ran exceptionally well with productivity gains across the mill system,” said John D. Williams, President and Chief Executive Officer. “Our average production costs continue to trend lower as we focus on taking measures to run our assets more efficiently and improve our manufacturing processes.”

Mr. Williams added, “In Personal Care, momentum continues to build. We had our best sales quarter to date on a same-currency basis, and we delivered strong year-over-year EBITDA growth. We have made solid progress on capturing the benefits of cost savings from our new manufacturing platform while executing on our growth commitments with top-line benefits expected in 2016.”

Operating income before items1 was $115 million in the fourth quarter of 2015 compared to an operating income before items1 of $82 million in the third quarter of 2015. Depreciation and amortization totaled $89 million in the fourth quarter of 2015.

(In millions of dollars)	4Q 2015	3Q 2015

Sales	$1,314	$1,292
Operating income (loss)
Pulp and Paper segment	86	54
Personal Care segment	16	18
Corporate	(8)	(11)
Total	94	61
Operating income before items[1]	115	82
Depreciation and amortization	89	89

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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The increase in operating income before items1 in the fourth quarter of 2015 was the result of lower costs for planned maintenance, higher volume, higher productivity, lower raw material costs, a favorable exchange rate and lower freight and other costs. These factors were partially offset by lower average selling prices and higher selling, general and administrative expense.

When compared to the third quarter of 2015, manufactured paper shipments were up 2.3% and pulp shipments increased 15.9%. The shipments-to-production ratio for paper was 95% in the fourth quarter of 2015, compared to 98% in the third quarter of 2015. Paper inventories increased by 41,000 tons and pulp inventories decreased by 21,000 metric tons in December when compared to September levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $137 million and capital expenditures were $87 million, resulting in free cash flow1 of $50 million for the fourth quarter of 2015. Domtar’s net debt-to-total capitalization ratio1 stood at 30% at December 31, 2015 and at September 30, 2015.

OUTLOOK

In 2016, we expect our paper shipments to be in-line with market demand while pulp shipments should be higher due to the conversion of a paper machine to a fluff pulp line. We anticipate some volatility in softwood and fluff pulp markets due to the strengthening of the U.S. dollar and announced new capacity additions. Our 2016 results are expected to be negatively impacted by approximately $23 million related to the fluff pulp conversion outage at our Ashdown mill. In Personal Care, new customer wins are expected to generate above-market revenue growth. Costs for raw materials are expected to marginally increase.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its fourth quarter and fiscal 2015 financial results. Financial analysts are invited to participate in the call by dialing 1 (800) 499-4035 (toll free - North America) or 1 (416) 204-9269 (International) at least 10 minutes before start time, while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its first quarter 2016 earnings results on April 28, 2016, before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

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About Domtar

Domtar is a leading provider of a wide variety of fiber-based products including communication, specialty and packaging papers, market pulp and absorbent hygiene products. With approximately 9,850 employees serving more than 50 countries around the world, Domtar is driven by a commitment to turn sustainable wood fiber into useful products that people rely on every day. Domtar’s annual sales are approximately $5.3 billion and its common stock is traded on the New York and Toronto Stock Exchanges. Domtar’s principal executive office is in Fort Mill, South Carolina. To learn more, visit www.domtar.com.

Forward-Looking Statements

Statements in this release about our plans, expectations and future performance, including the statements by Mr. Williams and those contained under “Outlook,” are “forward-looking statements.” Actual results may differ materially from those suggested by these statements for a number of reasons, including changes in customer demand and pricing, changes in manufacturing costs, future acquisitions and divestitures, including facility closings, and the other reasons identified under “Risk Factors” in our Form 10-K for 2014 as filed with the SEC and as updated by subsequently filed Form 10-Q’s. Except to the extent required by law, we expressly disclaim any obligation to update or revise these forward-looking statements to reflect new events or circumstances or otherwise.

- (30) -

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Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

{

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
	(Unaudited)
	$	$	$	$

Selected Segment Information
Sales
Pulp and Paper	1,110	1,160	4,458	4,674
Personal Care	221	230	869	928
Total for reportable segments	1,331	1,390	5,327	5,602
Intersegment sales	(17)	(11)	(63)	(39)
Consolidated sales	1,314	1,379	5,264	5,563
Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	73	78	297	319
Personal Care	16	15	62	65
Total for reportable segments	89	93	359	384
Impairment and write-down of property, plant and equipment - Pulp and Paper	20	4	77	4
Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	109	97	436	388

Operating income (loss)[1]
Pulp and Paper	86	88	270	352
Personal Care	16	11	61	49
Corporate	(8)	(13)	(43)	(37)
Consolidated operating income	94	86	288	364
Interest expense, net	17	27	132	103
Earnings before income taxes	77	59	156	261
Income tax expense (benefit)	20	(12)	14	(170)
Net earnings	57	71	142	431
Per common share (in dollars)
Net earnings
Basic	0.91	1.10	2.24	6.65
Diluted	0.91	1.10	2.24	6.64
Weighted average number of common shares outstanding (millions)
Basic	62.8	64.3	63.3	64.8
Diluted	62.9	64.4	63.4	64.9
Cash flows provided from operating activities	137	186	453	634
Additions to property, plant and equipment	87	79	289	236

1 As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation. (Previously reported numbers for Operating income (loss) for the three and twelve months ended December 31, 2014 are as follows; Pulp and Paper: $76M and $323M, respectively, Personal Care: $12M and $54M, respectively, Corporate: $(2)M and $(13)M, respectively).

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31,	December 31,	December 31,	December 31,
	2015	2014	2015	2014
	(Unaudited)
	$	$	$	$

Sales	1,314	1,379	5,264	5,563
Operating expenses
Cost of sales, excluding depreciation and amortization	1,007	1,080	4,147	4,396
Depreciation and amortization	89	93	359	384
Selling, general and administrative	100	103	394	416
Impairment and write-down of property, plant and equipment	20	4	77	4
Closure and restructuring costs	1	25	4	28
Other operating loss (income), net	3	(12)	(5)	(29)
	1,220	1,293	4,976	5,199
Operating income	94	86	288	364
Interest expense, net	17	27	132	103
Earnings before income taxes	77	59	156	261
Income tax expense (benefit)	20	(12)	14	(170)
Net earnings	57	71	142	431
Per common share (in dollars)
Net earnings
Basic	0.91	1.10	2.24	6.65
Diluted	0.91	1.10	2.24	6.64
Weighted average number of common shares outstanding (millions)
Basic	62.8	64.3	63.3	64.8
Diluted	62.9	64.4	63.4	64.9

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31,	December 31,
	2015	2014
	(Unaudited)
	$	$
Assets
Current assets
Cash and cash equivalents	126	174
Receivables, less allowances of $6 and $6	627	628
Inventories	766	714
Prepaid expenses	21	25
Income and other taxes receivable	14	54
Deferred income taxes	—	75
Total current assets	1,554	1,670
Net property, plant and equipment	2,835	3,131
Goodwill	539	567
Intangible assets, net of amortization	601	661
Other assets	134	156
Total assets	5,663	6,185
Liabilities and shareholders' equity
Current liabilities
Bank indebtedness	—	10
Trade and other payables	720	721
Income and other taxes payable	27	26
Long-term debt due within one year	41	169
Total current liabilities	788	926
Long-term debt	1,219	1,181
Deferred income taxes and other	654	810
Other liabilities and deferred credits	350	378
Shareholders' equity
Common stock	1	1
Additional paid-in capital	1,966	2,012
Retained earnings	1,186	1,145
Accumulated other comprehensive loss	(501)	(268)
Total shareholders' equity	2,652	2,890
Total liabilities and shareholders' equity	5,663	6,185

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	For the twelve months ended
	December 31, 2015	December 31, 2014
	(Unaudited)
	$	$
Operating activities
Net earnings	142	431
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	359	384
Deferred income taxes and tax uncertainties	(56)	(201)
Impairment and write-down of property, plant and equipment	77	4
Net gains on disposal of property, plant and equipment	(15)	—
Stock-based compensation expense	5	4
Other	4	3
Changes in assets and liabilities, excluding the effects of acquisition of business
Receivables	(22)	39
Inventories	(84)	(29)
Prepaid expenses	5	1
Trade and other payables	—	(33)
Income and other taxes	38	12
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(1)	16
Other assets and other liabilities	1	3
Cash flows provided from operating activities	453	634
Investing activities
Additions to property, plant and equipment	(289)	(236)
Proceeds from disposals of property, plant and equipment	36	1
Acquisition of business, net of cash acquired	—	(546)
Other	9	(5)
Cash flows used for investing activities	(244)	(786)
Financing activities
Dividend payments	(100)	(84)
Stock repurchase	(50)	(38)
Net change in bank indebtedness	(11)	(6)
Change in revolving bank credit facility	50	(160)
Proceeds from receivables securitization facilities	—	90
Payments on receivables securitization facilities	—	(129)
Issuance of long-term debt	300	—
Repayment of long-term debt	(439)	(4)
Other	1	5
Cash flows used for financing activities	(249)	(326)
Net decrease in cash and cash equivalents	(40)	(478)
Impact of foreign exchange on cash	(8)	(3)
Cash and cash equivalents at beginning of year	174	655
Cash and cash equivalents at end of year	126	174
Supplemental cash flow information
Net cash payments for:
Interest (including $40 million of redemption premiums in 2015)	133	92
Income taxes paid, net	34	18

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles ("GAAP") financial metrics identified in bold as "Earnings before items", "Earnings before items per diluted share", "EBITDA", "EBITDA margin", "EBITDA before items", "EBITDA margin before items", "Free cash flow", "Net debt" and "Net debt-to-total capitalization." Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates "Earnings before items" and "EBITDA before items" by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2015					2014
			Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of "Earnings before items" to Net earnings
	Net earnings	($)	36	38	11	57	142	39	40	281	71	431
(+)	Impairment and write-down of property, plant and equipment	($)	12	11	12	12	47	—	—	—	2	2
(+)	Closure and restructuring costs	($)	1	1	1	1	4	1	—	2	18	21
(-)	Net gains on disposal of property, plant and equipment	($)	(1)	(11)	—	—	(12)	—	—	—	—	—
(+)	Impact of purchase accounting	($)	—	—	—	—	—	2	—	—	—	2
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	—	—	(18)	—	(18)
(+)	Debt refinancing costs	($)	—	—	30	—	30	—	—	—	—	—
(-)	Internal Revenue Service audit settlement items	($)	—	—	—	—	—	—	—	(204)	—	(204)
(=)	Earnings before items	($)	48	39	54	70	211	42	40	61	91	234
(/)	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	63.9	63.7	63.0	62.9	63.4	65.0	65.1	64.9	64.4	64.9
(=)	Earnings before items per diluted share	($)	0.75	0.61	0.86	1.11	3.33	0.65	0.61	0.94	1.41	3.61

Reconciliation of "EBITDA" and "EBITDA before items" to Net earnings
	Net earnings	($)	36	38	11	57	142	39	40	281	71	431
(+)	Income tax expense (benefit)	($)	9	(1)	(14)	20	14	15	13	(186)	(12)	(170)
(+)	Interest expense, net	($)	26	25	64	17	132	25	26	25	27	103
(=)	Operating income	($)	71	62	61	94	288	79	79	120	86	364
(+)	Depreciation and amortization	($)	90	91	89	89	359	99	96	96	93	384
(+)	Impairment and write-down of property, plant and equipment	($)	19	18	20	20	77	—	—	—	4	4
(-)	Net gains on disposal of property, plant and equipment	($)	(1)	(14)	—	—	(15)	—	—	—	—	—
(=)	EBITDA	($)	179	157	170	203	709	178	175	216	183	752
(/)	Sales	($)	1,348	1,310	1,292	1,314	5,264	1,394	1,385	1,405	1,379	5,563
(=)	EBITDA margin	(%)	13%	12%	13%	15%	13%	13%	13%	15%	13%	14%
	EBITDA	($)	179	157	170	203	709	178	175	216	183	752

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

			2015					2014
			Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	—	—	(18)	—	(18)
(+)	Closure and restructuring costs	($)	1	1	1	1	4	1	—	2	25	28
(+)	Impact of purchase accounting	($)	—	—	—	—	—	3	—	—	—	3
(=)	EBITDA before items	($)	180	158	171	204	713	182	175	200	208	765
(/)	Sales	($)	1,348	1,310	1,292	1,314	5,264	1,394	1,385	1,405	1,379	5,563
(=)	EBITDA margin before items	(%)	13%	12%	13%	16%	14%	13%	13%	14%	15%	14%

Reconciliation of "Free cash flow" to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	127	122	67	137	453	141	104	203	186	634
(-)	Additions to property, plant and equipment	($)	(70)	(66)	(66)	(87)	(289)	(45)	(56)	(56)	(79)	(236)
(=)	Free cash flow	($)	57	56	1	50	164	96	48	147	107	398

"Net debt-to-total capitalization" computation
	Bank indebtedness	($)	6	1	1	—		8	15	3	10
(+)	Long-term debt due within one year	($)	169	169	42	41		15	7	170	169
(+)	Long-term debt	($)	1,179	1,178	1,245	1,219		1,490	1,410	1,202	1,181
(=)	Debt	($)	1,354	1,348	1,288	1,260		1,513	1,432	1,375	1,360
(-)	Cash and cash equivalents	($)	(183)	(207)	(128)	(126)		(130)	(85)	(134)	(174)
(=)	Net debt	($)	1,171	1,141	1,160	1,134		1,383	1,347	1,241	1,186
(+)	Shareholders' equity	($)	2,710	2,761	2,659	2,652		2,771	2,826	2,938	2,890
(=)	Total capitalization	($)	3,881	3,902	3,819	3,786		4,154	4,173	4,179	4,076
	Net debt	($)	1,171	1,141	1,160	1,134		1,383	1,347	1,241	1,186
(/)	Total capitalization	($)	3,881	3,902	3,819	3,786		4,154	4,173	4,179	4,076
(=)	Net debt-to-total capitalization	(%)	30%	29%	30%	30%		33%	32%	30%	29%

"Earnings before items", "Earnings before items per diluted share", "EBITDA", "EBITDA margin", "EBITDA before items", "EBITDA margin before items", "Free cash flow", "Net debt" and "Net debt-to-total capitalization" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2015

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care					Corporate					Total
			Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD	Q1'15	Q2'15	Q3'15	Q4'15	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)(1)	($)	75	55	54	86	270	10	17	18	16	61	(14)	(10)	(11)	(8)	(43)	71	62	61	94	288
(+)	Impairment and write-down of property, plant and equipment	($)	19	18	20	20	77	—	—	—	—	—	—	—	—	—	—	19	18	20	20	77
(-)	Net gains on disposal of property, plant and equipment	($)	—	(14)	—	—	(14)	—	—	—	—	—	(1)	—	—	—	(1)	(1)	(14)	—	—	(15)
(+)	Closure and restructuring costs	($)	—	1	1	1	3	1	—	—	—	1	—	—	—	—	—	1	1	1	1	4
(=)	Operating income (loss) before items	($)	94	60	75	107	336	11	17	18	16	62	(15)	(10)	(11)	(8)	(44)	90	67	82	115	354

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	94	60	75	107	336	11	17	18	16	62	(15)	(10)	(11)	(8)	(44)	90	67	82	115	354
(+)	Depreciation and amortization	($)	74	75	75	73	297	16	16	14	16	62	—	—	—	—	—	90	91	89	89	359

(=)	EBITDA before items	($)	168	135	150	180	633	27	33	32	32	124	(15)	(10)	(11)	(8)	(44)	180	158	171	204	713
(/)	Sales	($)	1,146	1,110	1,092	1,110	4,458	218	216	214	221	869	—	—	—	—	—	1,364	1,326	1,306	1,331	5,327
(=)	EBITDA margin before items	(%)	15%	12%	14%	16%	14%	12%	15%	15%	14%	14%	—	—	—	—	—	13%	12%	13%	15%	13%

"Operating income (loss) before items", "EBITDA before items" and "EBITDA margin before items" have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1) As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2014

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as "Operating income (loss) before items", "EBITDA before items" and "EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Personal Care (1)					Corporate					Total
			Q1'14	Q2'14	Q3'14	Q4'14	YTD	Q1'14	Q2'14	Q3'14	Q4'14	YTD	Q1'14	Q2'14	Q3'14	Q4'14	YTD	Q1'14	Q2'14	Q3'14	Q4'14	YTD
Reconciliation of Operating income (loss) to "Operating income (loss) before items"
	Operating income (loss)(2)	($)	89	74	101	88	352	14	12	12	11	49	(24)	(7)	7	(13)	(37)	79	79	120	86	364
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	—	—	—	—	—	—	—	(18)	—	(18)	—	—	(18)	—	(18)
(+)	Closure and restructuring costs	($)	—	—	2	25	27	1	—	—	—	1	—	—	—	—	—	1	—	2	25	28
(+)	Impact of purchase accounting	($)	—	—	—	—	—	3	—	—	—	3	—	—	—	—	—	3	—	—	—	3
(+)	Impairment and write-down of property, plant and equipment	($)	—	—	—	4	4	—	—	—	—	—	—	—	—	—	—	—	—	—	4	4
(=)	Operating income (loss) before items	($)	89	74	103	117	383	18	12	12	11	53	(24)	(7)	(11)	(13)	(55)	83	79	104	115	381

Reconciliation of "Operating income (loss) before items" to "EBITDA before items"
	Operating income (loss) before items	($)	89	74	103	117	383	18	12	12	11	53	(24)	(7)	(11)	(13)	(55)	83	79	104	115	381
(+)	Depreciation and amortization	($)	83	79	79	78	319	16	17	17	15	65	—	—	—	—	—	99	96	96	93	384

(=)	EBITDA before items	($)	172	153	182	195	702	34	29	29	26	118	(24)	(7)	(11)	(13)	(55)	182	175	200	208	765
(/)	Sales	($)	1,168	1,160	1,186	1,160	4,674	233	234	231	230	928	—	—	—	—	—	1,401	1,394	1,417	1,390	5,602
(=)	EBITDA margin before items	(%)	15%	13%	15%	17%	15%	15%	12%	13%	11%	13%	—	—	—	—	—	13%	13%	14%	15%	14%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1) On January 2, 2014, the Company acquired 100% of the shares of Laboratorios Indas, S.A.U. in Spain.

(2) As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2015					2014
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,146	1,110	1,092	1,110	4,458	1,168	1,160	1,186	1,160	4,674
Operating income (a)	($)	75	55	54	86	270	89	74	101	88	352
Depreciation and amortization	($)	74	75	75	73	297	83	79	79	78	319
Impairment and write-down of property, plant and equipment	($)	19	18	20	20	77	—	—	—	4	4

Paper
Paper Production	('000 ST)	808	806	794	837	3,245	801	786	758	777	3,122
Paper Shipments - Manufactured	('000 ST)	804	783	779	797	3,163	807	779	777	785	3,148
Communication Papers	('000 ST)	669	653	648	669	2,639	681	647	649	660	2,637
Specialty and Packaging	('000 ST)	135	130	131	128	524	126	132	128	125	511
Paper Shipments - Sourced from 3rd parties	('000 ST)	35	29	35	28	127	47	42	46	35	170
Paper Shipments - Total	('000 ST)	839	812	814	825	3,290	854	821	823	820	3,318
Pulp
Pulp Shipments(b)	('000 ADMT)	350	345	333	386	1,414	318	336	367	370	1,391
Hardwood Kraft Pulp	(%)	9%	8%	8%	8%	8%	12%	11%	12%	11%	12%
Softwood Kraft Pulp	(%)	65%	65%	65%	69%	66%	58%	63%	63%	60%	61%
Fluff Pulp	(%)	26%	27%	27%	23%	26%	30%	26%	25%	29%	27%

Personal Care Segment
Sales	($)	218	216	214	221	869	233	234	231	230	928
Operating income(a)	($)	10	17	18	16	61	14	12	12	11	49
Depreciation and amortization	($)	16	16	14	16	62	16	17	17	15	65

Average Exchange Rates	$US / $CAN	1.241	1.229	1.309	1.335	1.279	1.103	1.091	1.089	1.136	1.105
	$CAN / $US	0.806	0.813	0.765	0.749	0.782	0.906	0.917	0.918	0.881	0.905
	€ / $US	1.126	1.106	1.112	1.095	1.110	1.370	1.371	1.324	1.249	1.329

(a)  As a result of changes in the Company’s organization structure, we have changed the way we allocate certain Corporate general and administrative costs to the segments. Further, certain Corporate costs not related to segment activities, as well as the mark-to-market impact on stock-based compensation awards, will be presented on the Corporate line. As a result, we have revised our 2014 segment disclosures to conform to our 2015 presentation.

(b)  Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term "ST" refers to a short ton and the term "ADMT" refers to an air dry metric ton.